Exhibit 10.2
LOAN EXTENSION AND MODIFICATION AGREEMENT
     THIS AGREEMENT, (“Agreement”) made as of December 1, 2010, at Canton, Ohio, by and between Magnetech Industrial Services, Inc. (“Magnetech”), an Indiana corporation, and MISCOR Group, Ltd. (“MISCOR”), an Indiana corporation, both with an address at 800 Nave Road, SE, Massillon, Ohio 44646 (collectively, “Borrowers”, and sometimes individually a “Borrower”) and BDeWees, Inc., an Ohio corporation with an address at 6424 Selkirk Circle NW, Canton, Ohio 44718 (“Lender”).
Recitals:
     A. On or about November 30, 2007, Borrowers and Lender closed on a transaction (the “Transaction”) in which, among other things, Borrowers became indebted, jointly and severally, to Lender in the amount of $2,000,000.00, as evidenced by Borrowers’ promissory note dated November 30, 2007, for the principal amount of $2,000,000.00, executed and delivered to Lender and payable to it or its order, which contained additional terms and provisions (the “Note”).
     B. Borrowers’ indebtedness to Lender as of the date hereof under all of the terms of the Note is $2,000,000.00, plus any interest accrued on the Note since Borrowers’ last payment of interest on the Note. Borrowers are not delinquent on payment of interest.
     C. As used in this Agreement, the term “Indebtedness” will mean Borrowers’ indebtedness to Lender under the Amended Note (defined herein) — including principal, interest, and all other amounts which Borrowers now and in the future may owe to Lender under the terms of the Amended Note — together with any additional amounts Borrowers and either of them may owe now or in the future to Lender pursuant to the terms of any of the other documents the parties executed as a part of or in connection with the said closing of the Transaction or as a part of the Loan Modification (defined below), including this Agreement.
     D. Borrowers wish to extend the time for Borrowers to repay the $2,000,000.00 presently owed to Lender in exchange for a higher interest rate, monthly installment payments of principal and interest, additional collateral which will be given to Lender as security, and certain other changes (the “Loan Modification”).
     E. Lender is bound by a certain Subordination Agreement dated in December, 2007 (the “Subordination Agreement”), by and between Lender and XGen III, Ltd., an Ohio limited liability company (“XGen”), executed for the benefit of Wells Fargo Bank, NA, acting through one of its divisions (said bank and division referred to herein as “Wells Fargo”). As a result, the effectiveness of each of the provisions of the Loan Modification contained or referred to in this Agreement are contingent upon Wells Fargo’s written consent to all such amendments, modifications, and additions.
Agreement:
     THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:
     1. Incorporation of Recitals. All of the recitals set forth above, including the definitions, are incorporated herein by reference.
     2. All Modifications Contingent on Wells Fargo Approval. The effectiveness of every one of the amendments, modifications, additions, and sets of changes referred to or described below is contingent on the written approval of all of the same by Wells Fargo .
     3. Amendment and Restatement of Note. The Note will be amended and restated to read substantively as set forth in the form of Amended and Restated Promissory Note labeled as Exhibit A, attached and incorporated herein by reference (the “Amended Note”).
     4. Amendment of Security Agreement. The Commercial Security Agreement by and between 3-D Services, Ltd, an Ohio limited liability company (predecessor in interest by merger to Magnetech), and Lender, dated November 30, 2007, shall be modified by amendment which shall read substantively as set forth in Exhibit B, attached and incorporated herein by reference (the “Amended Security Agreement”).
     5. Filing of New UCC-1 Financing Statement. A new UCC-1 Financing Statement will be filed in the appropriate jurisdiction(s) in substantively the form labeled as Exhibit C, attached hereto and incorporated herein by reference (the “Amended Financing Statement”).
     6. Continued Effect of Intercreditor Agreement and Cross-Default. XGen was also a party to the Transaction in 2007, received its own promissory note from Borrowers, entered into a commercial security agreement to secure said note, and filed a UCC-1 financing statement, just like Lender. In order to memorialize their respective rights and obligations, Lender and XGen entered into an Intercreditor Agreement dated November 30, 2007 (the “Intercreditor Agreement”). All provisions of the Intercreditor Agreement shall remain in full force and effect notwithstanding the Loan Modification; provided, however, that references in the Intercreditor Agreement to the BDeWees Note, the BDeWees Security Agreement, the XGen Note, and the XGen Security Agreement will now refer to, respectively, the Amended Note, the Amended Security Agreement, the XGen Note as amended in connection with loan modifications identical to those for Lender (XGen’s own loan extension and modification agreement with Borrowers, which contains those identical modifications, will sometimes be referred to herein as the “XGen Loan Modification”), and the XGen Security Agreement as amended in connection with the XGen Loan Modification. Any default under any one of the following four documents — the Amended Note, the Amended Security Agreement, the XGen Note as amended in connection with the XGen Loan Modification, and the XGen Security Agreement as amended in connection with the XGen Loan Modification — shall also constitute a default under the remaining three of those documents.
     7. Special Repayments Expected to Reduce Principal Payments. As a part of the Loan Modifications, Borrowers and Lender further agree that Borrowers shall be required to make an extra payment to Lender on the Amended Note which is expected to reduce principal (a “Special Repayment”). A Special Repayment shall be owed in the circumstances described below, and the amount thereof shall be defined as follows.
     (a) Triggering Sale. At any time that: (i) a Borrower sells assets, other than sales of inventory in the ordinary course of business, in one or more related sales for at least $1,000,000.00 (gross) or (ii) there is a Change in Control (as defined below) of a Borrower as a result of or contemporaneously with the Borrower’s issuance of securities to one or more persons (any type of such sale or issuance as described under (i) or (ii), above, sometimes being referred to herein as a “Triggering Sale”), the Borrowers, jointly and severally, will be required to make a Special Repayment from the proceeds of such Triggering Sale.
     (b) Calculation and Payment of Amount of Special Payment. From the proceeds of a Triggering Sale, after payment of (i) all transaction related costs to third parties, not to exceed eight percent (8%) of such proceeds, (ii) payments to Wells Fargo, not to exceed the amount of term debt then outstanding to Wells Fargo plus the portion of revolving debt attributable to the assets subject to the Triggering Sale, and (iii) other debt that is secured by the assets subject to the Triggering Sale (such proceeds, after such deductions, being referred to as the “Net Proceeds”), twelve and one half percent (12 1/2%) will be owed to Lender by Borrowers, jointly and severally, as a Special Repayment; provided, however, that if the Triggering Sale is that of HK Engine Components LLC the amount of the Special Repayment will be $75,000.00, and the Special Payment: (i) will be paid to Lender as a disbursement at the time of closing by whomever is conducting the closing, when applicable, or (ii) when there is no formal closing, will be paid by Borrowers or their agent to Lender within two (2) business days after the proceeds of such sale or issuance become available to a Borrower.
     (c) Definition of “Change in Control”. For purposes of this Agreement, the term “Change in Control” shall mean a situation (whether occasioned by issuance, sales, or transfers of a Borrower’s securities or by any merger, consolidation, recapitalization, reorganization, or other transaction involving a Borrower) in which: (i) for Magnetech, MISCOR no longer holds record or beneficial ownership of more than fifty percent (50%) of Magnetech’s outstanding capital stock and/or no longer possesses the voting power to elect directly a majority of Magnetech’s board of directors; and (ii) for MISCOR, any person, company or organization, not a five percent or more shareholder as of the date of this Agreement, acquires record and beneficial ownership of more than fifty percent (50%) of MISCOR’s outstanding capital stock.
     (d) Application and Effect of Special Repayment. Any Special Repayment shall be applied to reduce outstanding principal on the Amended Note; provided, however, that if the Borrowers are at that time delinquent in any installment payment, interest or other amount then owed under the Amended Note, the Special Repayment will be applied first to satisfy the delinquency and the balance, if any, will be applied to reduce outstanding principal. Nothing in this Agreement or in the Amended Note will be deemed to prevent or excuse any delinquency in making installment payments under the Amended Note, nor will any Special Repayment be deemed any type of prepayment of one or more monthly installment payments under the Amended Note. Except as expressly provided above in this subsection (d), each Special Repayment shall be applied to principal payments in the inverse order of their due date.
     8. Lender’s Consent for Additional Indebtedness, Prepayments. Neither Borrower shall incur additional indebtedness that is for the purpose of, or to be used in connection with, investing in, forming or acquiring new businesses, joint ventures or other entities, or is in excess of the Permitted Indebtedness without the written consent of Lender given in advance which Lender may grant or withhold in the exercise of its discretion. For purposes of this Agreement the term “Permitted Indebtedness” shall mean (i) the current amount of the existing term loan from Wells Fargo less amounts paid to Wells Fargo with respect to the term loan from Net Proceeds after the date hereof, (ii) amounts owed from time to time under the Wells Fargo revolving loan facility as such may be increased in correlation with the asset borrowing base of Borrower and under letters of credit obtained in the ordinary course of business of Borrower; (iii) existing notes and capital leases with Centier in the amount of $131,722, Freeman-Spicer in the amount of $142,171, Visalia Equipment Lease in the amount of $839,946, John A. Martell in the amount of $2,079,000, and miscellaneous other capital leases in the amount of $33,159; and (iv) indebtedness incurred for capital expenditures that does not exceed $100,000.00 in the aggregate per calendar year and is secured only by the capital asset acquired with the indebtedness.
Neither Borrower shall make any prepayment of principal to John A. Martell on account of loans or other extensions of credit or other financial accommodations from Borrowers to such person.
     9. Effective Date; Governing Law; Jurisdiction. This Agreement shall be effective as of the date set forth at the outset hereof. This Agreement shall be construed in accordance with the laws of the State of Ohio without regard to principles of conflict of laws. Any action or suit commended by any of the parties hereto concerning this Agreement shall be commenced and maintained in a court of competent jurisdiction located in the State of Ohio.
     10. Release of Claims. In consideration of this Agreement, each of the Borrowers hereby releases and discharges Lender and its respective shareholders, directors, member, officers, managers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Indebtedness of the Borrowers or any security interest related thereto. Lender hereby consents to the disposition and sale by Magnetech of the generators sold by it during 2010 up to the date hereof.
     11. No Set-Offs. The Borrowers hereby declare that to the best of their knowledge, no Borrower has any set offs, counterclaims, defenses or other causes of action against Lender.
     12. Counterparts; Facsimile. This Agreement may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart. The parties may execute this Agreement by facsimile or e-mail PDF, and all such facsimiles or e-mail PDF signatures shall have the same force and effect as manual signatures delivered in person.
     13. Fees and Expenses. Borrowers hereby agree, jointly and severally, to reimburse Lender for its reasonable out-of-pocket costs, fees and expenses incurred in connection with this Agreement and all exhibits related hereto, including, without limitation, reasonable attorneys’ fees.
     14. Representations and Warranties. Each Borrower hereby represents and warrants to Lender that: (a) such Borrower has the legal power and authority to execute and delivery this Agreement; (b) the officials executing this Agreement have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the organizational documents and agreements of such Borrower or any law applicable to such Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument, or document binding upon or enforceable against such Borrower or its properties; and (d) this Agreement constitutes a valid and binding obligation upon such Borrower in every respect.
     15. Controlling Effect. The provisions of this Agreement (including those provisions incorporated herein by reference) shall apply to, and control in the event of any conflict with or ambiguity in, any and all of the documents referred to or incorporated by reference in this Agreement, except for the Subordination Agreement.
     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement in multiple counterparts at the place and effective as of the date set forth at the outset.

MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation
By:
Name:
Title:

MISCOR Group, Ltd, an Indiana corporation
By:
Name:
Title:

BDeWees, Inc., an Ohio corporation
By:
Bernard L. DeWees, its President

CONSENT OF XGEN III, LTD.
     Pursuant to Section 4 of the Intercreditor Agreement (defined above), XGen III, Ltd. hereby gives its advance written consent to the provisions contained in and referred to in the foregoing Agreement.
     Executed at _____________________, Ohio, on ________________________, 2010, by a duly authorized officer of XGen III, Ltd.

XGen III, Ltd., an Ohio limited liability company
By:
Thomas J. Embrescia, its President
APPROVAL OF LOAN MODIFICATIONS IN CONJUNCTION WITH
SUBORDINATION AGREEMENT
     The undersigned “Wells Fargo” (referred to in paragraph E of the above Recitals) hereby consents to the loan modifications set forth in and referred to in the above Agreement and waives any restrictions contained in the Subordination Agreement (also referred to in paragraph E of the above Recitals) which might otherwise prohibit any one or more of such modifications or cause either or both Borrowers to be in default of their obligations to Wells Fargo. The waivers granted herein, however, are strictly limited to allow the various modifications that are described or referred to above to become effective and operational; the provisions in the Subordination Agreement to which the waivers apply shall otherwise remain in full force and effect.
     Executed at __________________________, _______________, on _______________________ , 2010, by a duly authorized representative for Wells Fargo Bank, National Association.

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Name:
Title: